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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



May 10, 2000


NorthPoint Communications Group, Inc.
303 Second Street, South Tower
San Francisco, California  94107

Re:  Registration Statement on Form S-4
     File No. 333-35952
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Ladies and Gentlemen:

We are counsel to NorthPoint Communications Group, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the filing of a Registration Statement on Form S-4 (File No.333-35952) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $400,000,000 in aggregate principal amount of 12-7/8% Senior Notes due 2010 (the "New Notes") offered in exchange for up to $400,000,000 in aggregate principal amount of outstanding 12-7/8% Senior Notes due 2010 originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes"). In that connection, we have prepared the section entitled "Material United States Federal Income Tax Considerations" contained in the Registration Statement.

Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended, regulations under such Code, judicial authority and current administrative rulings and practice, all as of the date of this letter, and all of which may change at any time.

Based on the foregoing, it is our opinion that as stated in the above-referenced section of the Registration Statement, a holder should not recognize gain or loss upon the exchange of an Original Note for a New Note pursuant to the exchange offer.
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NorthPoint Communications Group, Inc.
May 10, 2000
Page 2

     We hereby consent to being named as counsel for the Company in the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/ Willkie Farr & Gallagher